Exhibit 10.16.1

AMENDMENT TO PERSONAL SERVICES AGREEMENT

         This Amendment is made as of June 26, 2002, by and between Raindance Communications, Inc., a Delaware corporation (the “Company”) and Paul Berberian (“Executive”).

         Whereas, the Company and Executive entered into a Personal Services Agreement, dated as of November 17, 1999 (the “Personal Services Agreement”) setting forth the terms under which Executive would serve as an employee of the Company; and

         Whereas, the Company and Executive desire to clarify and amend certain provisions of such Personal Services Agreement.

         Now, Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.     Section 1(c) is hereby amended and restated to read in full as follows:

(c) Term. This Agreement shall be for a term beginning on the Effective Date and terminating on the date on which Executive’s employment is terminated pursuant to this Agreement (the “Term”).

         2.     The first paragraph of Section 3(g) is hereby amended and restated to read in full as follows:

(g) Termination of Executive Following a Change of Control. In the event Executive’s employment is terminated, with or without Cause, upon or after a Change of Control of the Company, as defined below, the Executive shall receive the payments and benefits set forth in Section 4 of this Agreement as if Executive had been terminated “Without Cause” as defined in Section 3(c); provided, however, that any such payments (other than pro rata bonus payments, if any, under Section 4(e)) shall be paid in a lump sum within ten (10) days of such termination date.

         3.     Section 2(a) is hereby amended and restated to read in full as follows:

(a) Base Salary. During Executive’s employment with the Company, the Company shall pay Executive a base annual salary, (the “Base Salary”) which as of May 26, 2002 is Two Hundred Twenty Five Thousand Dollars ($225,000). The Base Salary shall be payable in accordance with the Company’s normal payroll schedule, less all applicable tax withholdings for state and federal income taxes, FICA and other deductions as required by law and/or authorized by the Executive. The Executive’s Base Salary shall be reviewed no less frequently than annually to determine whether or not the same should be increased in light of the duties and responsibilities of the Executive and the performance thereof, as determined by review of comparably situated companies and, if it is determined that an increase is merited, such increase shall be promptly put into effect and the base salary of the Executive as so increased shall constitute the base salary of the Executive for purposes of this Section 2.

         4.     Section 18 is hereby amended and restated in full to read as follows:

18. Notice. All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, overnight delivery or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the Company:

Raindance Communications, Inc. 1157 Century Drive Louisville, Colorado 80027 Attn: General Counsel Telephone: (303) 928-2400 Facsimile: (303) 928-2832

With a copy to: Michael L. Platt Cooley Godward LLP 380 Interlocken Crescent, Suite 900 Broomfield, Colorado 80021 Telephone: (720) 566-4000 Facsimile: (720) 566-4099

         and to Executive at:

Paul Berberian 9400 Owl Lane Boulder, Colorado 80301 Telephone: (303) 664-5066

         5.     All capitalized terms used herein without definition shall have the meanings ascribed to them in the Personal Services Agreement.

         6.     This Amendment may be executed in any number of counterparts, each of which shall constitute one and the same instrument. Except as modified herein, all other terms and conditions of the Personal Services Agreement shall remain in full force and effect.

         In Witness Whereof, the undersigned have executed this Amendment to Personal Services Agreement as of the date set forth above.

Raindance Communications, Inc.	Paul Berberian

By: /s/ Nicholas J. Cuccaro	/s/ Paul A. Berberian

Name: Nicholas J. Cuccaro

Title: Chief Financial Officer

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